UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2023

NETSTREIT Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972)200-7100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

New At-the-Market Offering Program

On October 25, 2023, NETSTREIT Corp. (the “Company”) and NETSTREIT, L.P. (the “Operating Partnership”), the Company’s operating partnership, entered into an equity offering sales agreement with Wells Fargo Securities, LLC, BofA Securities, Inc., Robert W. Baird & Co. Incorporated (“Baird”), Berenberg Capital Markets LLC, BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), Mizuho Securities USA LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc. (“Raymond James”), RBC Capital Markets, LLC, Regions Securities LLC (“Regions”), Roberts & Ryan, Inc., Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated (“Stifel”), TD Securities (USA) LLC and Truist Securities, Inc. (the “agents”) relating to the offer and sale of shares of its common stock, par value $0.01 per share (the “common stock”), having an aggregate offering price of up to $300,000,000 from time to time (the “Sales Agreement”). The agents, when acting in their capacity as sales agents, are referred to individually as a “sales agent” and collectively as “sales agents.” The Sales Agreement provides that, in addition to the issuance and sale of common stock by the Company through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, the Company also may enter into forward sale agreements with Wells Fargo Bank, National Association, Bank of America, N.A., Baird, Bank of Montreal, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs, Jefferies, Mizuho Markets Americas LLC, Nomura Global Financial Products Inc., Raymond James, Regions, Royal Bank of Canada, Stifel, The Toronto-Dominion Bank and Truist Bank, or their respective affiliates. These entities, when acting as forward purchasers, are referred to individually as a “forward purchaser” and collectively as “forward purchasers.” In connection with any forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant agent, acting as sales agent for such forward purchaser (an agent, in such capacity, each, a “forward seller” and collectively, the “forward sellers”), sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.

Pursuant to the terms of the Sales Agreement, sales, if any, of shares of common stock made through the sales agents, acting as sales agents for the Company, or the forward sellers, acting as agents for the applicable forward purchaser, may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made directly on the New York Stock Exchange, on any other primary trading market for our common stock or to or through a market maker (which may include block transactions). In addition, with the Company’s prior consent, the sales agents may also sell shares of common stock in privately negotiated transactions.

Each sales agent will receive a commission that will not exceed, but may be lower than, 1.5% of the gross sales price of all shares sold through it as sales agent under the Sales Agreement. In connection with each forward sale, the Company will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 1.5% of the gross sales price of all borrowed shares of common stock sold by it as a forward seller (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of shares of common stock subject to the Sales Agreement having an aggregate gross sales price of $300,000,000 and (ii) the termination of the Sales Agreement in accordance with its terms. The offering of shares of common stock pursuant to the Sales Agreement may also be suspended as permitted therein.

The Company intends to contribute the net proceeds from the issuance and sale of our common stock through the sales agents and the net proceeds received upon the settlement of the forward sale agreements, if any, to the Operating Partnership, which in turn intends to use the net proceeds for general corporate purposes, which may include funding of acquisitions of properties and development activities in the Company’s pipeline

The Company will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. The Company expects to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company would expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and would instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of common stock (in the case of net share settlement).

The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the forward sale agreement is qualified in its entirety by reference to the full text of the form of forward confirmation, which is included as Annex II to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of common stock sold under the Sales Agreement will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-259226) filed by the Company with the Securities and Exchange Commission on September 1, 2021. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Termination of At-the-Market Offering Program

Effective October 24, 2023, in connection with the establishment of the new at-the-market offering program described above, the Company terminated the equity distribution agreement, dated September 1, 2021, as amended by the joinder agreements, dated October 31, 2022, by and among the Company and the Operating Partnership, on the one hand, and the Agents and the Forward Purchasers (each as defined therein), on the other hand (the “Prior Equity Distribution Agreement”). As a result of such termination, the Company will not offer or sell any additional shares of common stock under the Prior Equity Distribution Agreement. The Company has entered into a forward confirmation with respect to 5,983,711 shares of common stock under the Prior Equity Distribution Agreement that remains unsettled. The Company may physically settle this forward confirmation (by the delivery of shares of common stock) and receive proceeds from the sale of those shares on one or more forward settlement dates, which shall occur no later than September 13, 2024.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	ATM Equity Offering Sales Agreement, dated October 25, 2023, by and among the Company and NETSTREIT, L.P., and the Agents and the Forward Purchasers (as defined therein)
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1).
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

	By:	/s/ DANIEL DONLAN
Daniel Donlan
Chief Financial Officer and Treasurer
(Principal Financial Officer)
Dated: October 25, 2023